Filed pursuant to Rule 424(b)(5)

Registration Statement No. 333-295667

PROSPECTUS SUPPLEMENT

(To prospectus dated June 25, 2026)

Up to $250,000,000

Common Stock

We have entered into an At the Market Offering Agreement (the “Sales Agreement”), with H.C. Wainwright & Co., LLC (“Wainwright” or the “sales agent”) relating to the sale of shares of our common stock, par value $0.001 per share (the “common stock”), offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of such Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $250,000,000 from time to time through or to Wainwright acting as our agent or principal.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method permitted that is deemed an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through the Nasdaq Capital Market (“Nasdaq”), or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law. Under the Sales Agreement, Wainwright is not required to sell any specific number or dollar amount of securities, but Wainwright will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Wainwright will be entitled to compensation at a commission rate of 3.0% of the gross sales price per share sold under the Sales Agreement. See “Plan of Distribution” beginning on page S-15 for additional information regarding the compensation to be paid to Wainwright. In connection with the sale of the shares of common stock on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Wainwright will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Wainwright with respect to certain liabilities, including liabilities under the Securities Act. This offering pursuant to this prospectus supplement and the accompanying prospectus will terminate upon termination by us or Wainwright of the Sales Agreement pursuant to its terms.

Our common stock is listed on Nasdaq under the symbol “KALA.” On July 17, 2026, the last reported sale price of the common stock on Nasdaq was $0.78 per share.

Investing in our securities involves risks that are described in the “Risk Factors” beginning on page S-10 of this prospectus supplement, page 8 of the accompanying prospectus and under similar headings in the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is July 22, 2026.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document contains two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and also updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3, as amended (File No. 333-295667) that we initially filed with the SEC, on May 7, 2026, as amended on June 12, 2026, and that was declared effective by the Securities and Exchange Commission (the “SEC”) on June 25, 2026.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

You should assume that the information appearing in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety before making an investment decision. You should also read and consider the information in the sections of this prospectus supplement entitled “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not, and Wainwright has not, authorized any other person to provide you with information that is in addition to or different from the information included or incorporated by reference into this prospectus supplement. We are not, and Wainwright is not, offering to sell, and seeking offers to buy, shares of common stock in jurisdictions where offers and sales are not permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus supplement and accompanying prospectus contain, or incorporate by reference, trademarks, tradenames, service marks and service names of KALA BIO, Inc. and its subsidiaries. This prospectus supplement and the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus may also contain trademarks and trade names that are the property of their respective owners.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein each contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, market growth, and our objectives for future operations, are forward-looking statements. The words such as “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements.

Forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein include, but are not limited to, statements about:

●	our plans and expectations regarding our pursuit of strategic options;

●	our ability to obtain additional financing;

●	our ability to monetize our assets;

●	our ability to continue as a going concern;

●	our ability to regain and maintain compliance with the Nasdaq listing standards;

●	our ability to retain our remaining employees, consultants, advisors;

●	our ability to resume research and development activities for our MSC-S platform if we were to execute a strategic transaction or obtain significant additional funding, and our ability to develop and commercialize the Researgency agentic AI research platform;

●	if we were to resume research and development activities, development efforts for KPI-012 and KPI-014 for potential ocular diseases;

●	our ability to identify additional products, product candidates or technologies with significant commercial potential that are consistent with our commercial objectives;

●	our plans and goals with respect to the AI platform business and the deployment of the Researgency agentic AI research platform, including the development of commercial arrangements with customers in the biotechnology and pharmaceutical industries;

●	if we were to resume research and development activities, the rate and degree of market acceptance and clinical utility of our product candidates and our estimates regarding the market opportunity for our product candidates, if approved;

●	our expectations regarding our ability to fund our operating expenses, lease and capital expenditure requirements with our cash on hand;

●	our intellectual property position;

●	our estimates regarding expenses, future revenue, timing of any future revenue, capital requirements and needs for additional financing;

●	the impact of government laws and regulations;

●	our competitive position;

●	developments relating to our competitors and our industry;

●	our business and business relationships; and

●	the potential impact of global economic and geopolitical developments on our business, operations, strategy and goals.

We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions and other factors that could cause actual results to differ materially from those stated, including those described in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, and our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein, as such factors may be updated in our filings with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this prospectus supplement and the documents incorporated by reference herein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. Our forward-looking statements speak only as of the date made, and we undertake no obligation to update any of these forward-looking statements for any reason after such date or to conform these statements to actual results or revised expectations, except as required by applicable law.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement. This summary does not contain all the information that you should consider before investing in our Company. You should carefully read this entire prospectus supplement and the accompanying prospectus, including all documents incorporated by reference herein and therein. In particular, attention should be directed to our “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, before making an investment decision.

Overview

We are a biopharmaceutical company in transition, evaluating the development of a dedicated, on-premises artificial intelligence (AI) infrastructure platform for the biotechnology industry. Our current focus is leveraging our mesenchymal stem cell secretome (“MSC-S”) platform to test the development of a scalable AI platform-as-a-service business to deploy secure, purpose-built AI systems directly within biotech and pharmaceutical client environments. We have historically been engaged in the research, development and commercialization of innovative therapies for rare and severe diseases of the front and back of the eye. Our lead product candidate was KPI-012, MSC-S, which we acquired from Combangio, Inc. (“Combangio”) on November 15, 2021. KPI-012 was in clinical development for the treatment of persistent corneal epithelial defects (“PCED”), a rare disease of impaired corneal healing. Based on the results of a Phase 1b clinical safety and efficacy trial of KPI-012 in patients with PCED, we submitted an investigational new drug application to the U.S. Food and Drug Administration (“FDA”), which was accepted in December 2022. In February 2023, we dosed our first patient in the United States in our CHASE (Corneal Healing After SEcretome therapy) Phase 2b clinical trial of KPI-012 for PCED (the “CHASE trial”). By September 2025, the CHASE trial did not meet its primary endpoints, and we determined to discontinue our development of KPI-012 and the MSC-S platform. We have since expanded upon our business to evaluate strategic alternatives for our legacy MSC-S assets and capitalize on the substantial intellectual property (IP), proprietary biological datasets, and research experience generated during the clinical trials by starting development of an AI platform.

We are in the process of evaluating and transitioning from historical biologics research and development (R&D) activities to an “AI platform-as-a-service” model intended to provide dedicated, on-premises artificial intelligence infrastructure solutions to biotechnology and pharmaceutical customers. Following the discontinuation of the CHASE Phase 2b clinical trial of KPI-012 in September 2025 and the subsequent resolution of our obligations to Oxford Finance, our current operating focus is (i) the monetization or out-licensing of remaining biologics-related assets and (ii) development and commercialization planning for our licensed Researgency agentic AI platform (the “Researgency Platform”). This transition is expected to impact our operating expenses, capital requirements, and sources and uses of cash as described further below.

We have refocused our business on two complementary strategic priorities. First, we are preserving and seeking to maximize the value of our MSC-S biologics asset portfolio, including the KPI-012 and KPI-014 product candidates and related intellectual property, through potential licensing, collaboration, and other strategic arrangements with third parties, as well as through evaluation of opportunities to resume preclinical development activities subject to the availability of additional capital. Second, we are building our Researgency business through our exclusive license for the Researgency Platform, which we intend to deploy as a dedicated, on-premises AI infrastructure solution for biotechnology and pharmaceutical companies. We believe this dual-track strategy preserves and creates optionality with respect to our biologics assets while simultaneously pursuing a potential business opportunity in the rapidly growing AI platform market for the biotechnology industry.

On March 3, 2026, we entered into an exclusive license for the Researgency AI research platform (“Researgency”) from Younet AI (“Younet”), through which we intend to test and assess the feasibility of offering a dedicated AI infrastructure partner for the biotechnology industry. Our goal is to enable companies of all sizes to unlock the value of their proprietary biological data without surrendering control of it through the development of a specialized agentic AI research platform.

Suspension of Clinical Trial

On September 28, 2025, the board of directors of the Company (the “Board”) determined to cease development of KPI-012 and the MSC-S platform because the CHASE trial did not meet the primary endpoint of complete healing of PCED as measured by corneal fluorescein staining. The CHASE trial also failed to achieve statistical significance for key secondary efficacy endpoints, with no meaningful difference observed between either KPI-012 treatment arm and the placebo arm. In connection with such decision, we implemented a reduction in our workforce of approximately 19 employees, or approximately 51%.

Younet AI Licensing Agreement and the Researgency Platform

Following the decision to suspend the CHASE trial, and as part of our strategic transition, on March 3, 2026, we entered into an exclusive licensing agreement with Younet (the “Younet License Agreement”), pursuant to which we secured worldwide exclusive rights to Researgency, specifically adapted for biotechnology applications. Under our license for Researgency, we plan to evaluate whether the platform can be configured to support biotechnology research workflows and data-governance requirements. Specific technical configurations and commercialization plans, including pricing and service levels, remain under development and subject to customer requirements and applicable laws and guidance.

Our strategy is to pursue two complementary business lines: (i) the monetization of a proprietary biologics asset portfolio centered on the Company’s MSC-S platform and its associated IP, and (ii) the development of the Researgency business, or similar businesses, through which the Company intends to deploy Researgency, or other technology partnerships, agreements and strategic initiatives to provide a dedicated, on-premises AI infrastructure solution for biotechnology and pharmaceutical companies, and industries requiring or benefiting from data sovereignty. Key elements of our current strategy include:

●	Preserve and seek to monetize our MSC-S biologics asset portfolio, where possible. We are preserving our MSC-S platform intellectual property, including the KPI-012 and KPI-014 product candidates and related patents and know-how, and are evaluating strategic options with respect to those assets, including licensing, sale, out-licensing, collaboration, and other arrangements with one or more third parties. We may evaluate preclinical activities in the future if we secure additional funding and identify suitable development partners. We do not have any ongoing clinical trials as of the date of this filing.

●	Develop and aim to deploy Researgency as a dedicated biotechnology industry solution. Through our exclusive license for Researgency, we intend to serve as a dedicated AI infrastructure partner for biotechnology and pharmaceutical companies. Researgency is designed for on-premises deployment within client environments, enabling customers to leverage advanced AI capabilities while maintaining complete control over their proprietary biological data and intellectual property. We also intend to offer the platform on a platform-as-a-service basis, together with implementation support, maintenance subscriptions, and data analytics services, targeting mid-size biotechnology companies, contract research organizations, and pharmaceutical companies as our primary customer base. Any commercialization, pricing and feature set remain subject to further development, validation, applicable regulatory compliance and customer demand.

●	Evaluate Researgency using our proprietary KPI-012 research dataset. As an initial step toward potential commercialization of Researgency, we intend to use our accumulated KPI-012 clinical development dataset, which includes data from 79 patients across 37 clinical trial sites together with related regulatory submission materials, as a proof-of-concept validation environment. This self-validation approach is designed to generate reference case studies and to refine platform capabilities using real-world biotechnology research data prior to commercial deployment with external customers. There can be no assurance that these efforts will identify commercially actionable opportunities.

●	Pursue strategic arrangements across both business lines. We plan to pursue value-driven strategic transactions across both our biologics portfolio and our Researgency business, which may include licensing.

Strategic Growth and Acquisition Initiatives

As part of our forward corporate development strategy, we are actively evaluating, and from time to time engaging in preliminary discussions regarding, potential acquisitions, investments, joint ventures and other strategic transactions that we believe may be accretive to our business and synergistic with our data-sovereign biomedical and computing initiatives, including the acquisition or development of artificial intelligence data center infrastructure intended to serve this vertical. Having devoted substantial time and resources to administrative matters and to establishing an operational, governance and capital markets foundation for the Company, we believe we are now positioned to pursue growth-oriented transactions consistent with this strategy. In addition, we are exploring a range of opportunities involving companies operating at the intersection of space technology and biotechnology, blockchain-based data and asset management, and the tokenization of assets, with potential applications in biotechnology, intellectual property and other sectors. We have not entered into any definitive agreement, and are not currently a party to any binding commitment, with respect to any such transaction, and there can be no assurance that any of these discussions will result in a completed transaction or that any completed transaction will achieve its anticipated benefits. Any such transaction may be funded in whole or in part with the net proceeds from this offering, cash on hand, the issuance of additional equity, equity-linked or debt securities, or a combination of the foregoing.

Reverse Stock Split

On May 7, 2026, we filed a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) with the Secretary of State of Delaware to effect a 1-for-50 reverse stock split of the shares of our common stock, either issued and outstanding or held by the Company as treasury stock (the “Reverse Stock Split”), effective as of 4:05 p.m. (Delaware time) on May 8, 2026 (the “Effective Time”). As previously reported, the Company held a special meeting of stockholders on January 30, 2026 (the “Special Meeting”), at which Special Meeting the Company’s stockholders approved the Certificate of Amendment to effect a reverse stock split of our common stock at a ratio in the range of 1-for-2 to 1-for-100, with such ratio to be determined by our Board of Directors (the “Board”) and included in a public announcement. The Board determined to effect the Reverse Stock Split at a ratio of 1-for-50 and approved the corresponding final form of the Certificate of Amendment.

As a result of the Reverse Stock Split, every 50 shares of issued and outstanding common stock at 4:05 p.m. (Delaware Time) on May 8, 2026, was automatically combined into one issued and outstanding share of common stock, without any change in the par value per share. No fractional shares were issued as a result of the Reverse Stock Split. Stockholders that would hold fractional shares as a result of the Reverse Stock Split were entitled to receive a cash payment in lieu of said fractional shares based on the closing price on the Nasdaq Capital Market on May 7, 2026. The Reverse Stock Split reduced the number of shares of Common Stock outstanding from 929,491,578 shares to 18,589,824 shares. The number of authorized shares of Common Stock under the Certificate of Incorporation remained unchanged at 1,500,000,000 shares.

The Common Stock began trading on a Reverse Stock Split-adjusted basis on the Nasdaq Capital Market on May 11, 2026. The trading symbol for the Common Stock remained “KALA.”

Unless otherwise indicated, all information in this prospectus supplement relating to our common stock, including share counts, per share amounts, exercise prices and share reserves, is presented on a pre–Reverse Stock Split basis and has not been adjusted to reflect the Reverse Stock Split. Subsequent SEC filings after the Effective Time may reflect post–Reverse Stock Split amounts

Unaudited Financial Information

The impact of the Reverse Stock Split included herein has been prepared, without audit, pursuant to the rules and regulations of the SEC. Accordingly, this information should be read in conjunction with the financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Annual Report”).

The unaudited information includes the accounts of KALA BIO, Inc. and its wholly owned subsidiaries, Kala Pharmaceuticals Security Corporation and Combangio, Inc. (“Combangio”). All intercompany transactions and balances have been eliminated in consolidation.

Summary of Relevant Reverse Stock Split Information

As a result of the Reverse Stock Split, every 50 shares of issued and outstanding common stock was combined into one issued and outstanding share of common stock, without any change in the par value per share. Below is the historical impact on the Loss Per-Share for the years ended December 31, 2025 and 2024. As a result of the Reverse Stock Split, the number of common shares outstanding as of December 31, 2024, December 31, 2025 and July 17, 2026 were 121,824, 556,995 and 19,339,786 respectively.

Basic and diluted net loss per share attributable to common stockholders was calculated as follows for the years ended December 31, 2025 and 2024:

	Year Ended December 31,
	2025	2024
	Unaudited
Numerator:
Net loss attributable to common stockholders	$(26,980)	$(38,511)
Denominator:
Weighted-average common shares outstanding, basic and diluted(1)	162,966	75,921

Net loss per share attributable to common stockholders, basic and diluted	$(165.56)	$(507.25)

(1)	Included in the weighted-average common shares outstanding, basic and diluted are vested but deferred shares for which all contingencies have been satisfied. Number of shares, and per share information have been retroactively adjusted to reflect the impact of the Reverse Stock Split.

The following potential common stock equivalents were excluded from the calculation of diluted net loss per share attributable to common stockholders for the periods indicated because including them would have had an anti-dilutive effect. The share amounts presented below represent the average of the number of incremental shares included in each quarterly calculation:

	Year Ended December 31,
	2025	2024
	Unaudited
Options to purchase shares of common stock	27,466	18,113
Unvested RSUs	7,201	12,438
Unexercised warrants	61	84
Convertible preferred stock (as converted to common stock)	368,660	145,883
	403,388	176,518

Implications of Being a Smaller Reporting Company

We are a smaller reporting company as defined in the Exchange Act. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) the market value of our voting and non-voting common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation and, if we are a smaller reporting company with less than $100 million in annual revenue, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

Corporate Information

We were incorporated under the laws of the State of Delaware in July 2009. On August 2, 2023, we changed our name from Kala Pharmaceuticals, Inc. to KALA BIO, Inc. Our principal executive offices are located at 1167 Massachusetts Avenue, Arlington, MA 02476, and our telephone number is (781) 996-5252. Our website address is www.kalarx.com. Information contained on, or that can be accessed through, our website is not and shall not be deemed to be a part of this prospectus supplement or incorporated by reference hereto. Through our website, we will make available, free of charge, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to these reports, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

The Offering

Common stock offered by us	Common stock having an aggregate offering price of up to $250,000,000 (or 337,837,838 shares at an assumed offering price of $0.78 per share, which was the last reported sale price of our common stock on Nasdaq on July 17, 2026).

Common stock to be outstanding immediately after this offering(1)	357,177,624 shares, assuming sales of 337,837,838 shares in this offering at an assumed offering price of $0.78 per share, which was the last reported sale price of our common stock on Nasdaq on July 17, 2026. The actual number of shares issued will vary depending on how many shares of our common stock we choose to sell and the prices at which such sales occur.

Plan of Distribution	Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on Nasdaq, on any other existing trading market for the common stock in the United States. The sales agent is not required to sell any certain number of shares or dollar amount of our common stock, but will act as a sales agent and use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, subject to the terms of the Sales Agreement. See section titled “Plan of Distribution” on page S-15 of this prospectus supplement.

Use of proceeds	We currently intend the net proceeds, if any, general corporate purposes, including working capital. See “Use of Proceeds” on page S-13.

Risk factors	This investment involves a high degree of risk. You should read the description of risks set forth under “Risk Factors” beginning on page S-10 of this prospectus supplement, page 8 of the accompanying prospectus and under similar headings in the documents incorporated by reference herein and therein for a discussion of factors to consider before deciding to purchase our securities.

Nasdaq Capital Market symbol	“KALA”

(1)	The number of shares of our common stock to be outstanding immediately after this offering is based on 19,339,786 shares outstanding as of July 17, 2026, and excludes as of such date:

●	outstanding warrants to purchase up to an aggregate of 6 shares of common stock at a weighted average exercise price of $413.50 per share.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise or conversion of the outstanding securities described above.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties described below. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, that is incorporated by reference in this prospectus supplement, along with any amendment or update thereto reflected in subsequent filings with the SEC, including in our future annual reports on Form 10-K and quarterly reports on Form 10-Q, and all other information contained or incorporated by reference in this prospectus supplement, as updated by our subsequent filings under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to this Offering and Ownership of our Securities

If we fail to comply with the continued listing requirements of Nasdaq, our common stock may be delisted and the price of our common stock and our ability to access the capital markets could be negatively impacted.

Our common stock is currently listed on Nasdaq. We must satisfy Nasdaq’s continued listing requirements, including, among other things, a minimum closing bid price of $1.00 per share and either a minimum stockholders’ equity of $2,500,000, or a minimum market value of our common stock of at least $35,000,000, or risk delisting, which would have a material adverse effect on our business. On January 20, 2026, we received a letter from the Listing Qualifications Department of the Nasdaq Stock Market indicating that, based upon the closing bid price of our common stock for the 30 consecutive business days between December 3, 2025, to January 16, 2026, we did not meet the minimum bid price of $1.00 per share required for continued listing on Nasdaq pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). The letter also indicated that the Company will be provided with a compliance period of 180 calendar days, or until July 20, 2026 (the “Bid Price Compliance Period”), in which to regain compliance pursuant to Nasdaq Listing Rule 5810(c)(3)(A). On June 11, 2026, Nasdaq notified us that we had regained compliance with the Minimum Bid Price Requirement after the closing bid price of our Common Stock had been at or greater than $1.00 per share for the last 10 consecutive business days, from May 28, 2026, to June 10, 2026.

Our common stock has recently traded below $1.00 per share. If our stock price does not meet the Nasdaq requirement or if we do not meet any other Nasdaq requirements, our securities may become subject to delisting. A delisting of our common stock from Nasdaq could materially reduce the liquidity of our common stock and result in a corresponding material reduction in the price of our common stock. In addition, delisting could harm our ability to pursue a strategic option and raise capital through alternative financing sources on terms acceptable to us, or at all. In addition, any potential delisting of our common stock from Nasdaq would also make it more difficult for our stockholders to sell their shares in the public market. Moreover, any delisting of our common stock from Nasdaq or a transfer of the listing of our common stock to another nationally recognized stock exchange having listing standards that are less restrictive than Nasdaq, in each case after a specified cure period, are additional events of default under certain of our indebtedness.

There can be no assurance that we will regain compliance with the Nasdaq markets listing requirements.

We have broad discretion in the use of the net proceeds from this offering and our existing cash and may not use them effectively.

Subject to certain terms of our existing indebtedness, our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” as well as our existing cash and cash equivalents, and you will be relying on the judgment of our management regarding such application. You will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply the net proceeds or our existing cash in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from this offering or our existing cash and cash equivalents in ways that enhance stockholder value, we may fail to achieve expected business and financial results, which could cause our stock price to decline. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

We may not successfully identify or complete future growth initiatives or acquisitions, and any such initiatives may not achieve their intended benefits.

We may use a portion of the net proceeds from this offering to pursue potential acquisitions, investments, joint ventures and other strategic transactions that we believe may be accretive to our business and synergistic with our data-sovereign biomedical and computing initiatives, including the acquisition or development of artificial intelligence data center infrastructure intended to serve this vertical. We may be unable to identify suitable opportunities on favorable terms, or at all. Even if we complete such transactions or undertake such initiatives, they may not enhance our business, financial condition or results of operations. Growth initiatives may require significant management attention, involve substantial costs, result in integration challenges, dilute existing stockholders, incur indebtedness or otherwise expose us to operational, financial and regulatory risks. If we are unsuccessful in executing our growth strategy or if our growth initiatives fail to generate the anticipated benefits, our business, financial condition and results of operations could be materially adversely affected.

It is not possible to predict the aggregate proceeds resulting from sales made under the Sales Agreement.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Wainwright at any time throughout the term of the Sales Agreement. The number of shares that are sold through Wainwright after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with Wainwright in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the aggregate proceeds to be raised in connection with those sales.

There may be future sales of our securities or other dilution of our equity, which may adversely affect the market price of our common stock.

Even with the proceeds from this offering, we expect we will need to raise additional capital, potentially shortly after this offering. In order to raise additional capital in the future, we may offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We are generally not restricted from issuing additional securities, including shares of common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or substantially similar securities. The issuance of securities in future offerings may cause further dilution to our stockholders, including investors in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of common stock or securities convertible into shares of common stock in future transactions may be higher or lower than the price per share in this offering. You will also incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of common stock under our stock incentive programs. In addition, the sale of shares of common stock in this offering and any future sales of a substantial number of shares of common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares for sale will have on the market price of our common stock.

Resales of our common stock in the public market during this offering by our stockholders may cause the market price of our common stock to fall.

Sales of a substantial number of shares of our common stock could occur at any time. The issuance of new shares of our common stock could result in resales of our common stock by our current stockholders concerned about the potential ownership dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.

Subsequent to the stock split and as of June 30, 2026, minimal shares of common stock that are either subject to outstanding warrants, stock options, or reserved for future issuance under our equity incentive plans are eligible for sale in the public market to the extent permitted by the provisions of various vesting schedules, and Rule 144 and Rule 701 under the Securities Act. If these additional shares of common stock are sold, or if it is perceived that they will be sold, in the public market, the market price of our common stock could also decline.

We have never declared or paid any cash dividends on our common stock and, accordingly, stockholders must rely on stock appreciation for any return on their investment.

We have never declared or paid any cash dividends on our common stock, and we do not intend to pay any cash dividends on our common stock. Any future debt agreements that we may enter into may preclude us from paying dividends without the lenders’ consent or at all. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

USE OF PROCEEDS

We may issue and sell shares of common stock having aggregate sales proceeds of up to $250,000,000 from time to time, before deducting sales commissions and estimated offering expenses payable by us. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold, if any, and the market price at which they are sold. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, the sales commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with Wainwright.

We currently intend to use the net proceeds for general corporate purposes, including working capital.

The expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds from this offering. The amounts and timing of our actual expenditures will depend on numerous factors, including those described under “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. Pending the use of the net proceeds described above, we plan to invest the net proceeds from this offering in a variety of capital preservation investments, including short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any future debt agreements that we may enter into may preclude us from paying dividends without the lenders’ consent or at all. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with Wainwright, under which we may offer and sell our common stock having an aggregate offering price of up to $250,000,000 from time to time through Wainwright, acting as sales agent or principal.

Upon delivery of a placement notice to Wainwright and subject to the terms and conditions of the Sales Agreement, Wainwright may offer and sell our common stock by any method permitted by law deemed to be an “at the market offering,” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through Nasdaq, any other existing trading market of our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. We may instruct Wainwright not to sell our common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Wainwright may suspend the offering of our common stock upon notice and subject to other conditions.

We will pay Wainwright a commission of 3.0% of the aggregate gross proceeds from each sale of our common stock sold pursuant to the Sales Agreement. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse Wainwright for certain specified expenses, including the fees and disbursements of its legal counsel, in an amount up to $50,000, which was paid at commencement of the offering, in addition to up to $3,500 per due diligence update session conducted in connection with each such date we file our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Report on Form 8-K containing amended financial information (other than information that is furnished and not filed), or file a new registration statement or amendment or supplement to the registration statement or the accompanying prospectus, for Wainwright’s counsel’s fees, and up to $25,000 for due diligence expenses in connection with the prospectus supplement. We estimate that the total expenses for the offering will be approximately $300,000.

Settlement for sales of shares of common stock on the first trading day or such shorter settlement cycle as may be in effect under the Exchange Act from time to time, following the date on which any sales are made, or on some other date that is agreed upon by us and Wainwright in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Wainwright may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Wainwright will use its best efforts, consistent with its sales and trading practices, to solicit offers to purchase the shares of common stock under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of the shares of common stock on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Wainwright will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Wainwright against certain civil liabilities, including liabilities under the Securities Act.

This offering of shares of our common stock pursuant to the Sales Agreement will terminate upon termination of the sales agreement as permitted therein. We and Wainwright may each terminate the Sales Agreement as provided therein.

This prospectus supplement and the accompanying prospectus may be delivered in an electronic format may be made available on a website maintained by Wainwright and Wainwright may distribute this prospectus electronically.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement is filed with the SEC and is incorporated by reference into the registration statement of which this prospectus is a part. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” elsewhere in this prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “KALA.”

To the extent required by Regulation M, Wainwright will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement and the accompanying prospectus. From time to time, Wainwright has provided, and may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it may receive customary fees and commissions. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services. In addition, in the ordinary course of its various business activities, Wainwright and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Wainwright or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus supplement will be passed upon for us by Haynes and Boone, LLP, New York, New York. Wainwright is being represented in connection with this offering by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The financial statements of KALA BIO, Inc. as of and for the year ended December 31, 2024, incorporated by reference in this prospectus supplement, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of KALA BIO, Inc. as of and for the year ended December 31, 2025, incorporated by reference in this prospectus supplement have been audited by HTL International, LLC, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements have been incorporated herein by reference in reliance on the report of such firms given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the offer and sale of our securities. This prospectus supplement and the accompanying prospectus, which constitute part of that registration statement, do not include all of the information contained in the registration statement and the accompanying exhibits. Whenever a reference is made in this prospectus supplement or in the accompanying prospectus to any of our contracts, agreements, or other documents, the reference may not be complete, and you should refer to the exhibits or to the reports or other documents incorporated by reference into this prospectus supplement or the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC website referenced above also contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” in this prospectus supplement and accompanying prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus supplement and the accompanying prospectus will automatically update and supersede information contained herein and therein, including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement or the accompanying prospectus, to the extent the new information differs from or is inconsistent with the old information. We are incorporating by reference the filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date hereof and prior to the termination of any offering (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules):

●	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on April 15, 2026;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 15, 2026;

●	our Current Reports on Form 8-K filed with the SEC on January 2, 2026; January 6, 2026; January 8, 2026; January 23, 2026; February 2, 2026; February 5, 2026; February 20, 2026; March 4, 2026; and May 7, 2026; and

●	the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on July 14, 2017, as updated by Exhibit 4.1 to our Registration Statement on Form S-3, covering this prospectus supplement, filed with the SEC on May 7, 2026, and any amendment or report filed with the SEC for the purpose of updating the description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus supplement, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus supplement. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporated by reference), by contacting the Company at KALA BIO, Inc., Attention: Investor Relations, 1167 Massachusetts Avenue, Arlington, MA 02476. Our telephone number is (781) 996-5252. Information about us is also available at our website at www.kalarx.com. However, the information in our website is not a part of this prospectus and is not incorporated by reference.

Prospectus

KALA BIO, INC.

$350,000,000

COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS

SUBSCRIPTION RIGHTS

UNITS

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $350,000,000.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See “Plan of Distribution.”

Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “KALA.” On June 10, 2026, the last reported sale price of our common stock was $2.39 per share as reported on Nasdaq. We recommend that you obtain current market quotations for our common stock prior to making an investment decision. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

You should carefully read this prospectus, any prospectus supplement relating to any specific offering of securities, and all information incorporated by reference herein and therein.

Investing in our securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 8 and in the documents incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 25, 2026.

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About this Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $350,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

All references in this prospectus to “KALA,” the “Company,” “we,” “us,” “our,” or similar terms refer to KALA BIO, Inc. and its subsidiaries taken as a whole, except where the context otherwise requires or as otherwise indicated.

Cautionary Statement Regarding Forward Looking Statements

This prospectus and the documents incorporated by reference herein may contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements are based upon management’s assumptions, expectations, projections, intentions and beliefs about future events. In some cases, predictive, future-tense or forward-looking words such as “intend,” “plan,” “predict,” “may,” “will,” “project,” “target,” “strategy,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity,” “forecast,” “should” and similar expressions, whether in the negative or affirmative, that reflect our current views with respect to future events and operational, economic and financial performance are intended to identify such forward-looking statements, but are not the exclusive means of identifying such statements. Such forward-looking statements are only predictions, and actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of risks and uncertainties, including, without limitation:

●	our plans and expectations regarding our pursuit of strategic options;

●	our ability to obtain additional financing;

●	our ability to monetize our assets;

●	our ability to continue as a going concern;

●	our ability to regain and maintain compliance with the Nasdaq listing standards;

●	our ability to retain our remaining employees, consultants, advisors;

●	our ability to resume research and development activities for our MSC-S platform if we were to execute a strategic transaction or obtain significant additional funding, and our ability to develop and commercialize the Researgency agentic AI research platform;

●	if we were to resume research and development activities, development efforts for KPI-012 and KPI-014 for potential ocular diseases;

●	our ability to identify additional products, product candidates or technologies with significant commercial potential that are consistent with our commercial objectives;

●	our plans and goals with respect to the AI platform business and the deployment of the Researgency agentic AI research platform, including the development of commercial arrangements with customers in the biotechnology and pharmaceutical industries;

●	if we were to resume research and development activities, the rate and degree of market acceptance and clinical utility of our product candidates and our estimates regarding the market opportunity for our product candidates, if approved;

●	our expectations regarding our ability to fund our operating expenses, lease and capital expenditure requirements with our cash on hand;

●	our intellectual property position;

●	our estimates regarding expenses, future revenue, timing of any future revenue, capital requirements and needs for additional financing;

●	the impact of government laws and regulations;

●	our competitive position;

●	developments relating to our competitors and our industry;

●	our business and business relationships; and

●	the potential impact of global economic and geopolitical developments on our business, operations, strategy and goals.

Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are described in this prospectus, including under the section entitled “Risk Factors,” in “Part I, Item 1A. — Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on April 15, 2026 and the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We advise you to carefully review the reports and documents we file from time to time with the SEC, particularly our annual reports on Form 10-K, our quarterly reports on Form 10-Q and our current reports on Form 8-K. The Company cautions readers that the forward-looking statements included in, or incorporated by reference into, this prospectus represent our beliefs, expectations, estimates and assumptions only as of the date hereof and are not intended to give any assurance as to future results. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the effect of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.

You should read this prospectus, the applicable prospectus supplement and any related free-writing prospectus and the documents incorporated by reference in this prospectus with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. The forward-looking statements contained or incorporated by reference in this prospectus or any prospectus supplement are expressly qualified in their entirety by this cautionary statement. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Prospectus Summary

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and notes thereto that are incorporated by reference in this prospectus. Some of the statements in this prospectus and the documents incorporated by reference herein constitute forward-looking statements that involve risks and uncertainties. See information set forth under the section “Cautionary Statement Regarding Forward-Looking Statements.”

Overview

We are a biopharmaceutical company in transition, evaluating the development of a dedicated, on-premises artificial intelligence (AI) infrastructure platform for the biotechnology industry. Our current focus is leveraging our mesenchymal stem cell secretome (“MSC-S”) platform to test development of a scalable AI platform-as-a-service business to deploy secure, purpose-built AI systems directly within biotech and pharmaceutical client environments. We have historically been engaged in the research, development and commercialization of innovative therapies for rare and severe diseases of the front and back of the eye. Our lead product candidate was KPI-012, MSC-S, which we acquired from Combangio, Inc. (“Combangio”) on November 15, 2021. KPI-012 was in clinical development for the treatment of persistent corneal epithelial defects (“PCED”), a rare disease of impaired corneal healing. Based on the results of a Phase 1b clinical safety and efficacy trial of KPI-012 in patients with PCED, we submitted an investigational new drug application to the U.S. Food and Drug Administration (“FDA”), which was accepted in December 2022. In February 2023, we dosed our first patient in the United States in our CHASE (Corneal Healing After SEcretome therapy) Phase 2b clinical trial of KPI-012 for PCED (the “CHASE trial”). By September 2025, the CHASE trial did not meet its primary endpoints, and we determined to discontinue our development of KPI-012 and the MSC-S platform. We have since expanded upon our business to evaluate strategic alternatives for our legacy MSC-S assets and capitalize on the substantial intellectual property (IP), proprietary biological datasets, and research experience generated during the clinical trials by starting development of an AI platform.

We are in the process of evaluating and transitioning from historical biologics research and development (R&D) activities to an “AI platform-as-a-service” model intended to provide dedicated, on-premises artificial intelligence infrastructure solutions to biotechnology and pharmaceutical customers. Following the discontinuation of the CHASE Phase 2b clinical trial of KPI-012 in September 2025 and the subsequent resolution of our obligations to Oxford Finance, our current operating focus is (i) the monetization or out-licensing of remaining biologics-related assets and (ii) development and commercialization planning for our licensed Researgency agentic AI platform (the “Researgency Platform”). This transition is expected to impact our operating expenses, capital requirements, and sources and uses of cash as described further below.

We have refocused our business on two complementary strategic priorities. First, we are preserving and seeking to maximize the value of our MSC-S biologics asset portfolio, including the KPI-012 and KPI-014 product candidates and related intellectual property, through potential licensing, collaboration, and other strategic arrangements with third parties, as well as through evaluation of opportunities to resume preclinical development activities subject to the availability of additional capital. Second, we are building our Researgency business through our exclusive license for the Researgency Platform, which we intend to deploy as a dedicated, on-premises AI infrastructure solution for biotechnology and pharmaceutical companies. We believe this dual-track strategy preserves and creates optionality with respect to our biologics assets while simultaneously pursuing a potential business opportunity in the rapidly growing AI platform market for the biotechnology industry.

On March 3, 2026, we entered into an exclusive license for the Researgency AI research platform (“Researgency”) from Younet AI (“Younet”), through which we intend to test and assess the feasibility of offering a dedicated AI infrastructure partner for the biotechnology industry. Our goal is to enable companies of all sizes to unlock the value of their proprietary biological data without surrendering control of it through the development of a specialized agentic AI research platform.

Suspension of Clinical Trial

On September 28, 2025, the board of directors of the Company (the “Board”) determined to cease development of KPI-012 and the MSC-S platform because the CHASE trial did not meet the primary endpoint of complete healing of PCED as measured by corneal fluorescein staining. The CHASE trial also failed to achieve statistical significance for key secondary efficacy endpoints, with no meaningful difference observed between either KPI-012 treatment arm and the placebo arm. In connection with such decision, we implemented a reduction in our workforce of approximately 19 employees, or approximately 51%.

Younet AI Licensing Agreement and the Researgency Platform

Following the decision to suspend the CHASE trial, and as part of our strategic transition, on March 3, 2026, we entered into an exclusive licensing agreement with Younet (the “Younet License Agreement”), pursuant to which we secured worldwide exclusive rights to Researgency, specifically adapted for biotechnology applications. Under our license for Researgency, we plan to evaluate whether the platform can be configured to support biotechnology research workflows and data-governance requirements. Specific technical configurations and commercialization plans, including pricing and service levels, remain under development and subject to customer requirements and applicable laws and guidance.

Our strategy is to pursue two complementary business lines: (i) the monetization of a proprietary biologics asset portfolio centered on the Company’s MSC-S platform and its associated IP, and (ii) the development of the Researgency business, through which the Company intends to deploy Researgency to provide a dedicated, on-premises AI infrastructure solution for biotechnology and pharmaceutical companies. Key elements of our current strategy include:

●	Preserve and seek to monetize our MSC-S biologics asset portfolio. We are preserving our MSC-S platform intellectual property, including the KPI-012 and KPI-014 product candidates and related patents and know-how, and are evaluating strategic options with respect to those assets, including licensing, sale, out-licensing, collaboration, and other arrangements with one or more third parties. We may evaluate preclinical activities in the future if we secure additional funding and identify suitable development partners. We do not have any ongoing clinical trials as of the date of this filing.

●	Develop and aim to deploy Researgency as a dedicated biotechnology industry solution. Through our exclusive license for Researgency, we intend to serve as a dedicated AI infrastructure partner for biotechnology and pharmaceutical companies. Researgency is designed for on-premises deployment within client environments, enabling customers to leverage advanced AI capabilities while maintaining complete control over their proprietary biological data and intellectual property. We also intend to offer the platform on a platform-as-a-service basis, together with implementation support, maintenance subscriptions, and data analytics services, targeting mid-size biotechnology companies, contract research organizations, and pharmaceutical companies as our primary customer base. Any commercialization, pricing and feature set remain subject to further development, validation, applicable regulatory compliance and customer demand.

●	Evaluate Researgency using our proprietary KPI-012 research dataset. As an initial step toward potential commercialization of Researgency, we intend to use our accumulated KPI-012 clinical development dataset, which includes data from 79 patients across 37 clinical trial sites together with related regulatory submission materials, as a proof-of-concept validation environment. This self-validation approach is designed to generate reference case studies and to refine platform capabilities using real-world biotechnology research data prior to commercial deployment with external customers. There can be no assurance that these efforts will identify commercially actionable opportunities.

●	Pursue strategic arrangements across both business lines. We plan to pursue value-driven strategic transactions across both our biologics portfolio and our Researgency business, which may include licensing.

Reverse Stock Split

On May 7, 2026, we filed a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) with the Secretary of State of Delaware to effect a 1-for-50 reverse stock split of the shares of our common stock, either issued and outstanding or held by the Company as treasury stock (the “Reverse Stock Split”), effective as of 4:05 p.m. (Delaware time) on May 8, 2026 (the “Effective Time”). As previously reported, the Company held a special meeting of stockholders on January 30, 2026 (the “Special Meeting”), at which Special Meeting the Company’s stockholders approved the Certificate of Amendment to effect a reverse stock split of our common stock at a ratio in the range of 1-for-2 to 1-for-100, with such ratio to be determined by our Board of Directors (the “Board”) and included in a public announcement. The Board determined to effect the Reverse Stock Split at a ratio of 1-for-50 and approved the corresponding final form of the Certificate of Amendment.

As a result of the Reverse Stock Split, every 50 shares of issued and outstanding common stock at 4:05 p.m. (Delaware Time) on May 8, 2026, was automatically combined into one issued and outstanding share of common stock, without any change in the par value per share. No fractional shares were issued as a result of the Reverse Stock Split. Stockholders that would hold fractional shares as a result of the Reverse Stock Split were entitled to receive a cash payment in lieu of said fractional shares based on the closing price on the Nasdaq Capital Market on May 7, 2026. The Reverse Stock Split reduced the number of shares of Common Stock outstanding from 929,491,578 shares to 18,589,787 shares. The number of authorized shares of Common Stock under the Certificate of Incorporation remained unchanged at 1,500,000,000 shares.

The Common Stock began trading on a Reverse Stock Split-adjusted basis on the Nasdaq Capital Market on May 11, 2026. The trading symbol for the Common Stock remained “KALA.” The new CUSIP number for the Common Stock following the Reverse Stock Split is 483119301.

Unless otherwise indicated, all information in this prospectus relating to our common stock, including share counts, per share amounts, exercise prices and share reserves, is presented on a pre–Reverse Stock Split basis and has not been adjusted to reflect the Reverse Stock Split. Subsequent SEC filings after the Effective Time may reflect post–Reverse Stock Split amounts

Unaudited Financial Information

The impact of the Reverse Stock Split included herein has been prepared, without audit, pursuant to the rules and regulations of the SEC. Accordingly, this information should be read in conjunction with the financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Annual Report”).

The unaudited information includes the accounts of KALA BIO, Inc. and its wholly owned subsidiaries, Kala Pharmaceuticals Security Corporation and Combangio, Inc. (“Combangio”). All intercompany transactions and balances have been eliminated in consolidation.

Summary of Relevant Reverse Stock Split Information

As a result of the Reverse Stock Split, every 50 shares of issued and outstanding common stock was combined into one issued and outstanding share of common stock, without any change in the par value per share. Below is the historical impact on the Loss Per-Share for the years-ended December 31, 2025 and 2024. As a result of the Reverse Stock Split, the number of common shares outstanding as of December 31, 2024, December 31, 2025 and June 9, 2026 were 121,824, 556,995 and 18,589,787, respectively.

Basic and diluted net loss per share attributable to common stockholders was calculated as follows for the years ended December 31, 2025 and 2024:

	Year Ended December 31,
	2025	2024
	Unaudited
Numerator:
Net loss attributable to common stockholders	$(26,980)	$(38,511)
Denominator:
Weighted-average common shares outstanding, basic and diluted(1)	162,966	75,921

Net loss per share attributable to common stockholders, basic and diluted	$(165.56)	$(507.25)

(1)	Included in the weighted-average common shares outstanding, basic and diluted are vested but deferred shares for which all contingencies have been satisfied. Number of shares, and per share information have been retroactively adjusted to reflect the impact of the Reverse Stock Split.

The following potential common stock equivalents were excluded from the calculation of diluted net loss per share attributable to common stockholders for the periods indicated because including them would have had an anti-dilutive effect. The share amounts presented below represent the average of the number of incremental shares included in each quarterly calculation:

	Year Ended December 31,
	2025	2024
	Unaudited
Options to purchase shares of common stock	27,466	18,113
Unvested RSUs	7,201	12,438
Unexercised warrants	61	84
Convertible preferred stock (as converted to common stock)	368,660	145,883
	403,388	176,518

Implications of Being a Smaller Reporting Company

We are a smaller reporting company as defined in the Exchange Act. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) the market value of our voting and non-voting common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation and, if we are a smaller reporting company with less than $100 million in annual revenue, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

Corporate Information

We were incorporated under the laws of the State of Delaware in July 2009. On August 2, 2023, we changed our name from Kala Pharmaceuticals, Inc. to KALA BIO, Inc. Our principal executive offices are located at 1167 Massachusetts Avenue, Arlington, MA 02476, and our telephone number is (781) 996-5252. Our website address is www.kalarx.com. Information contained on, or that can be accessed through, our website is not and shall not be deemed to be a part of this prospectus or incorporated by reference hereto. Through our website, we will make available, free of charge, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to these reports, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

The Securities We May Offer

We may offer up to $350,000,000 of common stock, preferred stock, various series of debt securities, warrants, units and/or subscription rights in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

Common Stock

We may issue shares of our common stock from time to time. Holders of our common stock are entitled to receive ratably dividends as may be declared by the Board out of funds legally available for that purpose. We have never paid cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future but intend to retain our capital resources for reinvestment in our business.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of stockholders. The holders are not permitted to vote their shares cumulatively. Each election of directors by our stockholders will be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Other than the election of directors, all matters submitted to a vote of stockholders require the affirmative vote of a majority of the votes cast by the stockholders at the meeting and entitled to vote on the subject matter, voting affirmatively or negatively (excluding abstentions and broker non-votes) to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by our Certificate of Incorporation, our Third Amended and Restated By-Laws (the “Bylaws”), the rules or regulations of any stock exchange applicable to us, applicable law or pursuant to any regulation applicable to us or our securities.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Subject to the rights of the holders of our preferred stock, upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the Board and issued in the future.

Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series. The Board will determine the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by stockholders. Convertible preferred stock will be convertible into our common stock or exchangeable for our other securities. Conversion may be mandatory, at the option of the holder, or both and would be at prescribed conversion rates. If we sell any series of preferred stock under this prospectus and applicable prospectus supplements, we will fix the rights, preferences, privileges and restrictions of the preferred stock of such series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

For a description of the Series AA Preferred Stock, see “Description of Capital Stock” on page 10 of this prospectus.

Debt Securities

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

Warrants

We may issue warrants for the purchase of common stock or preferred stock in one or more series. We may issue warrants independently or together with common stock or preferred stock, and the warrants may be attached to or separate from these securities. We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into warrant agreements with a bank or trust company that we select to be our warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement related to the particular series of warrants being offered, as well as the warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement or warrant certificate containing the terms of the warrants we are offering before the issuance of the warrants.

Subscription Rights

We may issue subscription rights to purchase shares of our common stock or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference reports that we file with the SEC, the form of such agreement and any supplemental agreements that describe the terms of the subscription rights we are offering before the issuance of such subscription rights.

Units

We may issue units consisting of common stock, preferred stock, debt securities, and/or warrants for the purchase of common stock or preferred stock in one or more series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

Risk Factors

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Part I, Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K or any updates in our Quarterly Reports on Form 10-Q, which are incorporated herein by reference, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Use of Proceeds

We cannot assure you that we will receive any proceeds in connection with securities which may be offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for general corporate purposes, including, but not limited to, product development and manufacturing, sales and marketing and working capital and other general corporate purposes. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion over the allocation of net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. We may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

Description of Capital Stock

The following description of common stock and preferred stock summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus, but is not complete. For the complete terms of our common stock and preferred stock, please refer to our Certificate of Incorporation and Bylaws and any certificates of designation for our preferred stock. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the specific terms of any series of preferred stock in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

Our Certificate of Incorporation authorize us to issue 1,500,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, par value $0.001 per share, which may be issued from time to time in one or more series, each of which will have such distinctive designation or title as shall be determined by the Board prior to the issuance of any shares thereof

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Each election of directors by our stockholders will be determined by a plurality of the votes cast by the stockholders entitled to vote on the election.

Holders of common stock are entitled to receive proportionately any dividends as may be declared by the Board, subject to any preferential dividend rights of outstanding preferred stock.

In the event of the Company’s liquidation or dissolution, the holders of our common stock rank junior to holders of our Series AA Preferred Stock, and are entitled to receive proportionately all assets available for distribution to stockholders after the payment of all debts and other liabilities and following any distributions to holders of our Series AA Preferred Stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. No sinking fund provisions are applicable to our common stock. The rights, preferences and privileges of holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future. All outstanding shares of our common stock are validly authorized and issued, fully paid and nonassessable.

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. The transfer agent’s address is 28 Liberty Street, Floor 53, New York, NY 10005. Our common stock is listed on Nasdaq under the symbol “KALA.”

Preferred Stock

The Board is authorized to issue 5,000,000 shares of preferred stock without further action by the holders of common stock. The shares of preferred stock may be issued from time to time in one or more series, each of which will have such distinctive designation or title as shall be determined by the Board prior to the issuance of any shares thereof.

The Board is authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences, and rights and the qualifications, limitations, or restrictions thereof, of each such series of preferred stock, including without limitation, authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any wholly unissued series of preferred stock, and the number of shares constituting such series and the designation thereof, or any of the foregoing.

Series AA Preferred Stock

We have designated 900,000 shares of preferred stock as Series AA Convertible Non-Redeemable Preferred Stock, par value $0.001 (the “Series AA Preferred Stock”). The following are the principal terms of the Series AA Preferred Stock:

Dividends. If the Board declares a dividend or other distribution on the Company’s common stock (the “Common Stock”), payable in cash, in kind, or in other securities or property (other than dividends payable in shares of Common Stock), holders of the Series AA Preferred Stock are entitled to receive “Participating Dividends” in an amount equal to the dividends that would have been payable on the number of shares of Common Stock into which such holder’s Series AA Preferred Stock could be converted as of the applicable record date (or, if no record date is established, as of the date of such dividend), determined without regard to any restrictions on conversion. Participating Dividends are payable at the same time as dividends on the Common Stock are paid.

Voting Rights. The Series AA Preferred Stock has no voting rights, except as required by law (including without limitation, the DGCL). However, so long as any shares of Series AA Preferred Stock are outstanding, the Company may not take certain actions without the approval of the holders of a majority of the then-outstanding Series AA Preferred Stock (the “Requisite Holders”), including: (i) adverse amendments to the Certificate of Designations, (ii) certain adverse amendments to the Certificate of Incorporation or Bylaws (or filing of a new preferred certificate of designations) that adversely affects the Series AA Preferred Stock, (iii) increasing or decreasing (other than by conversion) the authorized number of shares of Series AA Preferred Stock, or (iv) entering into an agreement to do any of the foregoing.

To the extent that under the DGCL the vote of holders of Series AA Preferred Stock, voting separately as a class or series as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the Requisite Holders of Series AA Preferred Stock, represented at a duly held meeting at which a quorum is present or by written consent of the Required Holders, voting together in the aggregate and not in separate series (in each instance, except as otherwise may be required under the DGCL), shall constitute the approval of such action by both the class or the series, as applicable.

Liquidation. The Series AA Preferred Stock ranks (i) senior to the Common Stock and any “Junior Securities” (as defined in the Certificate of Designations), (ii) on parity with any “Parity Securities” (as defined in the Certificate of Designations) and (iii) junior to any “Senior Securities (as defined in the Certificate of Designations”). Subject to the prior and superior rights of the holders of any Senior Securities, upon a dissolution, each holder of Series AA Preferred Stock is entitled to receive, prior and in preference to any distributions to holders of Common Stock. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, each holder of the Series AA Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount per share of Series AA Preferred Stock equal to the greater of (A) the stated value of such share of Series AA Preferred Stock (plus any dividends declared but unpaid on such share of Series AA Preferred Stock) on the date of such payment and (B) the amount per share such holder would receive if such holder converted such Series AA Preferred Stock into common stock immediately prior to the date of such payment.

Conversion. The Series AA Preferred Stock is convertible into shares of common stock at the election of the holder at any time at an initial conversion price of $1.818(the “Series AA Conversion Price”). The Series AA Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like.

Anti-Takeover Effects of Certain Provisions of Delaware Law, Our Certificate of Incorporation and Bylaws

Preferred Stock

The existence of authorized but unissued shares of preferred stock may enable the Board to render more difficult or to discourage an attempt to gain control of the Company by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the Board were to determine that a takeover proposal is not in the best interests of the Company or stockholders, the Board could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, the Certificate of Incorporation grants the Board broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of the Company.

Stockholder Action; Special Meeting of Stockholders.

The Certificate of Incorporation provides that stockholders of the Corporation may not take any action by written consent in lieu of a meeting. The Bylaws similarly provide that, except as otherwise provided by the Certificate of Incorporation, stockholders may not take any action by consent in lieu of a meeting of stockholders. The Certificate of Incorporation and Bylaws further provide that special meetings of stockholders for any purpose or purposes may be called at any time by only the Board, the Chairman of the Board or the Chief Executive Officer, and may not be called by any other persons.

Business Combinations.

Section 203 of the Delaware General Corporation Law, which relate to business combinations with interested stockholders, applies to the Company. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that such person became an interested stockholder, unless either the interested stockholder attained such status with the approval of the Board, the business combination is approved by the Board and stockholders in a prescribed manner or the interested stockholder acquired at least 85% of the Company’s outstanding voting stock in the transaction in which such person became an interested stockholder. A “business combination” includes, among other things, a merger or consolidation involving the Company and the “interested stockholder” and the sale of more than 10% of the Company’s assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of the Company’s outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Advance Notice Requirements for Stockholder Proposals and Director Nominations.

The Company’s Bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must meet specified procedural requirements. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual or special meeting of stockholders.

Exclusive Forum Charter Provision.

The Certificate of Incorporation provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or stockholder of the Company to the Company or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim arising pursuant to any provision of the Certificate of Incorporation or the Bylaws or governed by the internal affairs doctrine. The Company notes that there is uncertainty as to whether a court would enforce the provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Although the Company believes this provision benefits the Company by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against the Company’s directors and officers.

Directors’ Liability.

The Certificate of Incorporation limits the personal liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the maximum extent permitted by the DGCL and provides that no director will have personal liability to the Company or to its stockholders for monetary damages for breach of fiduciary duty. However, these provisions do not eliminate or limit the liability of any of the Company’s directors:

●	for any breach of the director’s duty of loyalty to the Company or its stockholders;

●	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	under the DGCL; or

●	for any transaction from which the director derived an improper personal benefit.

Description of Debt Securities

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

●	the title or designation;

●	the aggregate principal amount and any limit on the amount that may be issued;

●	the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

●	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

●	the maturity date and the date or dates on which principal will be payable;

●	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place or places where payments will be payable;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

●	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

●	whether we will be restricted from incurring any additional indebtedness;

●	a discussion of any material or special U.S. federal income tax considerations applicable to a series of debt securities;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

●	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

●	if we fail to observe or perform any other covenant set forth in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur as to us.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

●	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

●	the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

●	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

Modification of Indenture; Waiver

Under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	to fix any ambiguity, defect or inconsistency in the indenture; and

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

●	reducing the principal amount of discount securities payable upon acceleration of maturity;

●	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

●	the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

Description of Warrants

We may issue warrants for the purchase of common stock or preferred stock in one or more series. We may issue warrants independently or together with common stock or preferred stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase common stock or preferred stock, the number or amount of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;

●	the manner of exercise of the warrants, including any cashless exercise rights;

●	the warrant agreement under which the warrants will be issued;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	anti-dilution provisions of the warrants, if any;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

●	the manner in which the warrant agreement and warrants may be modified;

●	the identities of the warrant agent and any calculation or other agent for the warrants;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants;

●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. Eastern Time, the close of business, on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act of 1939. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act of 1939 with respect to their warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

Description of Subscription Rights

The following is a general description of the terms of the subscription rights we may issue from time to time. Particular terms of any subscription rights we offer will be described in the prospectus supplement relating to such subscription rights, and may differ from the terms described herein.

We may issue subscription rights to purchase shares of our common stock or other securities offered hereby. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. Each series of subscription rights will be issued under a separate subscription rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the subscription rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of subscription rights certificates or beneficial owners of subscription rights. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

●	whether shares of our common stock or other securities will be offered under the stockholder subscription rights;

●	the date of determining the stockholders entitled to the subscription rights distribution;

●	the price, if any, for the subscription rights;

●	the exercise price payable for each security upon the exercise of the subscription rights;

●	the number of subscription rights issued to each stockholder;

●	the number and terms of the securities which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable and the date, if any, on and after which the rights may be separately transferred;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the conditions to the completion of the offering, if any;

●	terms relating to the withdrawal, termination or cancellation of the subscription rights, if any;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

●	if appropriate, a discussion of material U.S. federal income tax considerations; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights.

Each subscription right will entitle the holder thereof to purchase for cash the principal amount of shares of common stock or other securities at the exercise price provided in the applicable prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date for the subscription rights provided in the applicable prospectus supplement.

Holders may exercise subscription rights as described in the applicable prospectus supplement. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or other securities, as applicable, purchasable upon exercise of the subscription rights. If less than all of the subscription rights issued in any subscription rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any subscription rights we offer will be set forth in the applicable prospectus supplement.

Description of Units

We may issue units comprised of one or more of the other securities described in this prospectus or any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any times before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

Plan of Distribution

We may sell the securities offered pursuant to this prospectus from time to time in one or more transactions, including, without limitation:

●	to or through underwriters;

●	through broker-dealers (acting as agent or principal);

●	through agents;

●	directly by us to one or more purchasers (including our affiliates and stockholders), through a specific bidding or auction process, a rights offering or otherwise;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement or free writing prospectus.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on Nasdaq or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement or free writing prospectus;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

●	The applicable prospectus supplement or free writing prospectus will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if, and if required, any dealers or agents;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, any common stock sold pursuant to a prospectus supplement will be eligible for listing on Nasdaq, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

Legal Matters

The validity of the securities offered by this prospectus has been passed upon for us by Haynes and Boone, LLP, New York, New York.

Experts

The financial statements of KALA BIO, Inc. as of and for the year ended December 31, 2024, incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of KALA BIO, Inc. as of and for the year ended December 31, 2025, incorporated by reference in this prospectus have been audited by HTL International, LLC, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements have been incorporated herein by reference in reliance on the report of such firms given upon their authority as experts in accounting and auditing.

Where You Can Find More Information

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements and other information regarding registrants that are filed electronically with the SEC.

These documents are also available, free of charge, through the SEC Filings portion of the Investor Relations section of our website, which is located at www.kalarx.com.

We have filed with the SEC a registration statement under the Securities Act, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Documents by Reference” are also available on our website, www.kalarx.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

Incorporation of Documents By Reference

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We specifically are incorporating by reference the following documents filed with the SEC and any future documents we file with the SEC pursuant to Sections l3(a), l3(c), 14 or l5(d) of the Exchange Act (excluding those portions of any Current Report on Form 8-K that are furnished and not deemed “filed” pursuant to the General Instructions of Form 8-K), in each case, between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated:

●	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on April 15, 2026;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 15, 2026; and

●	our Current Reports on Form 8-K filed with the SEC on January 2, 2026; January 6, 2026; January 8, 2026; January 23, 2026; February 2, 2026; February 5, 2026; February 20, 2026; March 4, 2026; and May 7, 2026.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of the registration statement of which this prospectus forms a part to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the registration statement of which this prospectus forms a part, except as so modified or superseded.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at:

KALA BIO, Inc.

1167 Massachusetts Avenue

Arlington, MA 02476

(781) 996-5252

You may also access the documents incorporated by reference in this prospectus through our website at www.kalarx.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

Prospectus Supplement

Up to $250,000,000

Common Stock

H.C. Wainwright & Co.

July 22, 2026